Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Cinedigm Corp. on Form S-8 of our report dated July 1, 2022, on our audit of the financial statements as of March 31, 2022 and 2021 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed on July 1, 2022.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Iselin, New Jersey

August 17, 2022